FOR FURTHER INFORMATION:

AT THE COMPANY:

Karen J. Dearing

Chief Financial Officer

(248) 208-2500

FOR IMMEDIATE RELEASE

SUN COMMUNITIES, INC. REPORTS 2009 FIRST QUARTER

RESULTS

Southfield, MI, May 7, 2009 - Sun Communities, Inc. (NYSE: SUI) (the “Company”), a real estate investment trust (REIT) that owns and operates manufactured housing communities, today reported first quarter results.

During the quarter ended March 31, 2009, total revenues increased to $65.3 million as compared to $64.8 million in the first quarter of 2008. Net income for the first quarter of 2009 was $0.9 million, or $0.05 per diluted common share, compared with a net loss of $(3.1) million, or $(0.17) per diluted common share, for the same period in 2008. FFO(1) was $16.3 million, or $0.79 per diluted share/OP Unit, in the first quarter of 2009 as compared to $11.0 million, or $0.54 per diluted share/OP Unit, in the first quarter of 2008. Included in net loss for the first quarter of 2008 is equity loss from affiliate of $4.8 million from Origen Financial, Inc. (“Origen”). FFO would have been $15.9 million, or $0.78 per diluted share/OP Unit, without this equity loss from affiliate.

For 136 communities owned throughout 2009 and 2008, total revenues increased 1.0 percent for the quarter ended March 31, 2009, and total expenses increased 2.9 percent, resulting in an increase in net operating income(2) of 0.3 percent, as compared to an increase in net operating income(2) of 1.8 percent for the same period in 2008. Same property occupancy in the manufactured housing sites was 82.2 percent at March 31, 2009, and 2008.

Manufactured housing and permanent RV revenue producing sites increased by 166 for the first quarter of 2009, compared to an increase of 22 sites during the first quarter of 2008. This represents a quarter over quarter increase of 144 sites for the three months ended March 31, 2009, when compared to the same period during 2008. The Company rented an additional 181 homes in the first quarter of 2009 bringing the total number of occupied rentals to 5,698 at March 31, 2009, as reflected in the accompanying table.

During the first quarter of 2009, the Company sold 248 new and pre-owned homes, compared to 227 during the first quarter of 2008. Rental home sales, included in total new and pre-owned home sales, totaled 168 for the three months ended March 31, 2009, compared to 136 during the same period in 2008, an increase of 24 percent.

“Business was solid in the first quarter with strong improvement in the credit profile of our residents both related to site rent, rental and financing collections. It was also a substantial positive that Michigan, Ohio, and Indiana led the recovery in net leased sites for the second consecutive quarter. With home sales also on pace for another year-on-year increase, overall performance is in line with our 2009 budget,” said Gary Shiffman, Chairman and CEO.

May 7, 2009

The Company is in the process of obtaining financing of $19.0 million which will be secured by three communities. The expected proceeds from the financing will be used to repay approximately $11.2 million of mortgage notes and the remainder will reduce balances under the Company’s lines of credit.

“The financing, which we expect to close shortly, will take care of 2009 and 2010 debt maturity requirements providing us with more than a two-year window to focus on 2011 debt maturities and the renewal of our line of credit. We intend to actively pursue our liquidity plan to be in a strong position to refinance the 2011 maturity and renew the line of credit even if at lower levels,” added Shiffman.

The Company recently exercised its option to extend the due date of approximately $152 million of secured, variable rate borrowings to May 1, 2014. In connection with this extension, the lender increased the facility fee resulting in an increase of the effective interest rate on the borrowings, which could reduce 2009 FFO guidance by up to $0.07 per share. The Company does not believe that the lender had the right to increase the facility fee and has reserved all of its rights with respect to the increased fee. The Company is considering all of its available remedies to challenge the validity of the increased fee.

A conference call to discuss first quarter operating results will be held on May 7, 2009, at 11:00 A.M. EDT. To participate, call toll-free 877-407-9039. Callers outside the U.S. or Canada can access the call at 201-689-8470. A replay will be available following the call through May 21, 2009, and can be accessed by dialing 877-660-6853 from the U.S. or 201-612-7415 outside the U.S. or Canada. The account number for the replay is 3055 and the ID number is 320294. The conference call will be available live on Sun Communities website www.suncommunities.com. Replay will also be available on the website.

Sun Communities, Inc. is a real estate investment trust that currently owns and operates a portfolio of 136 communities comprising approximately 47,600 developed sites and approximately 6,100 sites suitable for development.

(1) Funds from operations (“FFO”) is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of depreciable operating property, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company’s operating performance. Management generally considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not readily apparent from net income. Management believes that the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful.

Because FFO excludes significant economic components of net income including depreciation and amortization, FFO should be used as an adjunct to net income and not as an alternative to net income. The principal limitation of FFO is that it does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT’s ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO only provides investors with an additional performance measure. Other REITs may use different methods for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other REITs.

May 7, 2009

(2) Investors in and analysts following the real estate industry utilize net operating income (“NOI”) as a supplemental performance measure. NOI is derived from revenues (determined in accordance with GAAP) minus property operating expenses and real estate taxes (determined in accordance with GAAP). NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity; nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions. The Company believes that net income is the most directly comparable GAAP measurement to net operating income. Net income includes interest and depreciation and amortization which often have no effect on the market value of a property and therefore limit its use as a performance measure. In addition, such expenses are often incurred at a parent company level and therefore are not necessarily linked to the performance of a real estate asset. The Company believes that net operating income is helpful to investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. The Company uses NOI as a key management tool when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense, and non-property specific expenses such as general and administrative expenses, all of which are significant costs, and therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.

For more information about Sun Communities, Inc.

visit our website at www.suncommunities.com

-FINANCIAL TABLES FOLLOW-

FORWARD LOOKING STATEMENTS

This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. The words “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate”, “guidance” and similar expressions identify these forward-looking statements. These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this press release. These risks and uncertainties may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those referenced under the headings entitled “Factors That May Affect Future Results” or “Risk Factors” contained in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward- looking statements made herein to reflect changes in the Company’s expectations of future events.

ADOPTION OF NEW ACCOUNTING STANDARDS

The Company adopted Statement of Financial Accounting Standards (SFAS) No. 160, Noncontrolling Interests in Consolidated Financial Statements (“SFAS 160”) in the first quarter of 2009 which required reclassification of prior period financial information. The adoption of SFAS 160 resulted in the presentation of noncontrolling interest, previously referred to as minority interest, be reported as a separate component of equity in the consolidated financial statements, and that losses be allocated to the noncontrolling interest even if the allocation resulted in a deficit balance.

SUN COMMUNITIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND 2008

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2009	2008
REVENUES
Income from real property	$50,999	$50,349
Revenue from home sales	7,461	7,503
Rental home revenue	5,200	4,996
Ancillary revenues, net	195	226
Interest	1,272	805
Other income	157	871
Total revenues	65,284	64,750

COSTS AND EXPENSES
Property operating and maintenance	12,605	12,074
Real estate taxes	4,184	4,169
Cost of home sales	5,423	5,839
Rental home operating and maintenance	4,537	3,466
General and administrative - real property	4,166	4,158
General and administrative - home sales and rentals	1,826	1,612
Depreciation and amortization	16,204	15,861
Interest	14,245	15,380
Interest on mandatorily redeemable debt	835	844
Total expenses	64,025	63,403

Income before income taxes and net equity income (loss) from affiliates	1,259	1,347
Benefit (provision) for state income tax	(133)	235
Income (loss) from affiliates, net	27	(4,830)
Income (loss) from continuing operations	1,153	(3,248)
Loss from discontinued operations	(172)	(241)
Net income (loss)	981	(3,489)
Less: Net income (loss) attributable to noncontrolling interest	104	(394)
Net income (loss) attributable to Sun Communities, Inc.	$877	$(3,095)

Weighted average common shares outstanding:
Basic	18,511	18,077
Diluted	20,698	18,077

Basic income (loss) per share:
Continuing operations	$0.06	$(0.16)
Discontinued operations	(0.01)	(0.01)
Basic earnings (loss) per share	$0.05	$(0.17)

Diluted income (loss) per share:
Continuing operations	$0.06	$(0.16)
Discontinued operations	(0.01)	(0.01)
Diluted earnings (loss) per share	$0.05	$(0.17)

Cash dividends per common share:	$0.63	$0.63

SUN COMMUNITIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS, CONTINUED

FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND 2008

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2009	2008
Amounts attributable to Sun Communities, Inc. common stockholders:
Income (loss) from continuing operations, net of state income taxes	$1,031	$(2,881)
Loss from discontinued operations, net of state income taxes	(154)	(214)
Net income (loss) attributable to Sun Communities, Inc.	$877	$(3,095)

RECONCILIATION OF NET INCOME (LOSS) TO FUNDS FROM OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND 2008

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2009	2008
Net income (loss)	$981	$(3,489)
Adjustments:
Depreciation and amortization	16,621	16,449
Benefit for state income taxes (3)	(13)	(389)
Gain on disposition of assets, net	(1,328)	(1,542)
Funds from operations (FFO) (1)	$16,261	$11,029

Weighted average Common Shares/OP Units outstanding:
Basic	20,698	20,379
Diluted	20,698	20,436

FFO per weighted average common share/OP Unit - Basic	$0.79	$0.54
FFO per weighted average common share/OP Unit - Diluted	$0.79	$0.54

The table below adjusts 2008 FFO to exclude equity loss from affiliate (Origen), in thousands.

Three Months Ended March 31, 2008
Net income (loss)	$(3,489)
Equity affiliate adjustment	4,830
Adjusted net income	$1,341
Depreciation and amortization	16,449
Benefit for state income taxes (3)	(389)
Gain on disposition of assets, net	(1,542)
Adjusted funds from operations (FFO) (1)	$15,859
Adjusted FFO per weighted avg. common share/OP Unit - Diluted	$0.78

(3) The tax benefit for the three months ended March 31, 2009 and 2008 represents the reversal of a tax provision for potential taxes payable on the sale of company assets related to the enactment of the Michigan Business Tax. These taxes do not impact Funds from Operations and would be payable from prospective proceeds of such sales.

SUN COMMUNITIES, INC.

SELECTED BALANCE SHEET DATA

(In thousands)

(Unaudited)

	March 31, 2009	December 31, 2008
Investment property before accumulated depreciation	$1,548,304	$1,539,623
Total assets	$1,197,595	$1,206,999
Total debt	$1,230,358	$1,229,571
Total noncontrolling interest and stockholders' deficit	$(68,745)	$(59,882)

SUN COMMUNITIES, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND 2008

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2009	2008
Net income (loss)	$981	$(3,489)
Unrealized loss on interest rate swaps	(4)	(1,416)
Total comprehensive income (loss)	977	(4,905)
Less: Comprehensive income (loss) attributable to the noncontrolling interest	104	(554)
Comprehensive income (loss) attributable to Sun Communities, Inc.	$873	$(4,351)

SUN COMMUNITIES, INC.

ADDITIONAL INFORMATION

(Unaudited)

SAME PROPERTY RESULTS

For 136 communities owned throughout both years (amounts in thousands):

	Three Months Ended March 31,
	2009	2008	% change
Total revenue	$48,149	$47,656	1.0%
Total expense	13,930	13,541	2.9%
Net operating income(2)	$34,219	$34,115	0.3%

Same property occupancy and average monthly rent information at March 31, 2009 and 2008:

	2009	2008
Total manufactured housing sites	42,297	42,277
Occupied manufactured housing sites	34,748	34,731
Manufactured housing occupancy %	82.2%	82.2%
Average monthly rent per site	$397	$385

RENTAL PROGRAM SUMMARY

(In thousands, except for certain statistical marked with *)

	Three Months Ended March 31,
Financial Information	2009	2008	Change	% Change
Rental home revenue	$5,200	$4,996	$204	4.1%
Site rent from Rental Program	6,450	5,981	469	7.8%
Rental Program revenue	11,650	10,977	673	6.1%
Expenses
Payroll and commissions	783	523	260	49.7%
Repairs and refurbishment	1,991	1,523	468	30.7%
Taxes and insurance	770	691	79	11.4%
Marketing and other	993	729	264	36.2%
Rental Program operating and maintenance	4,537	3,466	1,071	30.9%
Net operating income	$7,113	$7,511	$(398)	-5.3%

Occupied rental homes information at March 31, 2009 and 2008:

Statistical Information
Number of occupied rentals, end of period*	5,698	5,442	256	4.7%
Investment in occupied rental homes	$177,755	$164,712	$13,043	7.9%
Number of sold rental homes*	168	136	32	23.5%
Weighted average monthly rental rate*	$730	$722	$8	1.1%